EX-99.h2.e

FORM OF AMENDMENT

to

Transfer Agency and Service Agreement

Between

Aberdeen Funds and Aberdeen Investment Funds

And

DST Asset Manager Solutions, Inc.

This Amendment is made as of this __th day of ______, 2021, between the Funds and Aberdeen Investment Funds each on behalf of each of the entities, individually and not jointly, as listed on Schedule A (collectively, the “Funds”) and DST Asset Manager Solutions, Inc. (the “Transfer Agent”). The Funds and the Transfer Agent are parties to a Transfer Agency and Service Agreement dated June 3, 2011, as amended, (the “Agreement”). In accordance with Section 16.1 (Amendment) and Section 17(Additional Portfolios/Funds) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of _______ __, 2021; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment (the “________ __, 2021 Amendment”) except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this ________ __, 2021 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have caused this ________ __, 2021 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ABERDEEN FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	DST ASSET MANAGER SOLUTIONS, INC.

By:	By:

Name: Benjamin Moser	Name: Mike Sleightholme

Title: Vice President	Title: Vice President
As an Authorized Officer on behalf of each of its Series indicated on Schedule A

ABERDEEN INVESTMENT FUNDS, ON BEHALF OF EACH OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A

By:

Name: Benjamin Moser

Title: Vice President
As an Authorized Officer on behalf of each of its Series indicated on Schedule A

FORM OF
SCHEDULE A

Dated: ________ __, 2021

Aberdeen Funds

Aberdeen China A Share Equity Fund

Aberdeen Dynamic Dividend Fund

Aberdeen Emerging Markets Debt Fund

Aberdeen Emerging Markets Fund

Aberdeen U.S. Sustainable Leaders Smaller Companies Fund

Aberdeen Global Equity Fund

Aberdeen Global Equity Impact Fund

Aberdeen Global High Income Fund

Aberdeen Global Infrastructure Fund

Aberdeen Global Absolute Return Strategies Fund

Aberdeen Short Duration High Yield Municipal Fund

Aberdeen Emerging Markets Sustainable Leaders Fund

Aberdeen International Real Estate Fund

Aberdeen International Small Cap Fund

Aberdeen International Sustainable Leaders Fund

Aberdeen Realty Income & Growth Fund

Aberdeen Intermediate Municipal Income Fund

Aberdeen U.S. Sustainable Leaders Fund

Aberdeen U.S. Small Cap Equity Fund

Aberdeen Ultra Short Municipal Income Fund

Aberdeen Investment Funds

Aberdeen Select International Equity Fund

Aberdeen Global Equity Impact Fund

Aberdeen Total Return Bond Fund

Aberdeen Global High Income Fund

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Delaware statutory trust

Series of Massachusetts business trust

Series of Massachusetts business trust

Series of Massachusetts business trust

Series of Massachusetts business trust